United States
Securities & Exchange Commission
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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Blue Hills Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 24, 2015

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “annual meeting”) of Blue Hills Bancorp, Inc. (the “Company”). We will hold the meeting on Thursday, September 3, 2015 at 10:00 a.m., Eastern time, at the offices of Nutter McClennen & Fish, 155 Seaport Boulevard, 5th Floor, Boston, Massachusetts 02210. We hope that you will be able to attend.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to questions that stockholders may have. Also enclosed for your review is our annual report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the annual meeting consists of the election of three Directors, the approval of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan and the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2015. The Board of Directors of the Company unanimously recommends a vote “FOR” the election of Directors, “FOR” approval of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan and “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Thank you for your continued investment in Blue Hills Bancorp, Inc.

Sincerely,

William M. Parent
President and Chief Executive Officer

320 Norwood Park South
Norwood, Massachusetts 02062
(617) 360-6520

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern time, on Thursday, September 3, 2015

PLACE	Nutter McClennen & Fish 155 Seaport Boulevard, 5th Floor Boston, Massachusetts 02210

ITEMS OF BUSINESS
(1) To elect three directors to serve for a term of three years.

(2) To approve the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan.

(3) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2015.

(4) To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

RECORD DATE	Stockholders as of the close of business on the record date, July 1, 2015, are entitled to one vote for each share of common stock held at that time.

VOTING
It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you, or by voting electronically online or by telephone. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. Please see the enclosed voting instructions on how to vote your shares. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement.

Lauren Messmore Corporate Secretary July 24, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 3, 2015 —THIS PROXY STATEMENT AND BLUE HILLS BANCORP, INC.’S 2014 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE AT OUR CORPORATE WEBSITE, www.bluehillsbancorp.com, UNDER THE SECTION "PROXY MATERIALS AND ANNUAL REPORT."

Blue Hills Bancorp, Inc.

Proxy Statement

i

Blue Hills Bancorp, Inc.

Proxy Statement

General Information
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Hills Bancorp, Inc. (the “Company” or “Blue Hills Bancorp”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Blue Hills Bank (the “Bank”). The annual meeting will be held at the 5th Floor office of Nutter McClennen & Fish located at 155 Seaport Boulevard, Boston, Massachusetts 02210 on Thursday, September 3, 2015 at 10:00 a.m. Eastern time. The notice of annual meeting of stockholders and this proxy statement are first being made available to stockholders on or about July 24, 2015.
Voting and Proxy Information
Who Can Vote at the Meeting
You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on July 1, 2015. If your shares are held through a broker, bank or other holder of record (which we refer to in this proxy statement as your “holder of record”), you are considered the beneficial owner of shares held in “street name” and you will receive instructions directly from your holder of record in order to vote your shares. Your holder of record may allow you to provide voting instructions by telephone or by the Internet.

As of the close of business on July 1, 2015, there were 28,466,813 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s articles of incorporation provide that record owners of Company common stock beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock, unless a majority of unaffiliated directors (as defined in the articles of incorporation) grant such entitlement by resolution in advance of the acquisition of the excess shares.
Ownership of Shares; Attending the Meeting
You may own shares of Blue Hills Bancorp in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through your broker, bank or other holder of record in “street name”; or

•	Indirectly in the Blue Hills Bank Employee Stock Ownership Plan (“ESOP”) or the Blue Hills Bancorp, Inc. Stock Fund of our 401(k) Plan.
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote in person at the annual meeting. If you wish to vote at the meeting, you will need to bring proof of identity.
If you hold your shares indirectly in street name, your holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your holder of record how to vote by filling out a voting form that accompanies your proxy materials. Your holder of record may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your holder of record that accompanies this proxy statement.
If you hold your shares indirectly in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the annual meeting, you must obtain a written proxy in your name from the holder of record of your shares. You will also need to bring proof of identity to vote at the annual meeting.
Quorum and Votes Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
Votes Required for Proposals. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

    In voting on the approval of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan (the “Equity Incentive Plan”) or the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Approval of the Equity Incentive Plan and ratification of the selection of the independent registered public accountants will be determined by a majority of the votes cast.

Routine and Non-Routine Proposals. If you do not provide your holder of record with voting instructions on certain non-routine matters (e.g., the election of directors and the approval of the Equity Incentive Plan), your holder of record will not have discretion to vote your shares on such matters. In the case of routine matters (e.g., the ratification of the independent auditors), your holder of record is permitted to vote your shares in your holder of record’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your holder of record submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters. It is important, therefore, that you provide instructions to your holder of record if your shares are held in street name so that your vote with respect to non-routine matters is counted.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the approval of the Equity Incentive Plan, we will not count abstentions or broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of this proposal.
In counting votes on the ratification of the appointment of the Company’s independent registered public accounting firm, we will not count abstentions as votes cast on the proposal. Therefore, abstentions will have no impact on the outcome of this proposal.
Voting by Proxy
The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors unanimously recommends that you vote:

•	for each of the nominees for director;

•	for the approval of the Equity Incentive Plan; and

•	for ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Participants in the Blue Hills Bank ESOP or SBERA 401(k) Plan as adopted by Blue Hills Bank
Participants in the ESOP will receive a vote authorization form for each of the plans that reflect all shares the participant may direct the trustees to vote on his or her behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the SBERA 401(k) Plan, the plan administrator, Thomas Forese, Jr., President of SBERA, will vote all shares of Company common stock in the Blue Hills Bancorp stock account. The plan administrator has a fiduciary obligation to vote the shares of Company common stock solely in the best interests of 401(k) plan participants and beneficiaries. The deadline for returning your ESOP Vote Authorization Form is Thursday, August 27, 2015 at 11:59 p.m. Eastern time. The telephonic and internet voting cutoff for providing your ESOP vote authorization is Thursday, August 27, 2015 at 11:59 p.m. Eastern time.
Corporate Governance
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Director Independence
Blue Hills Bancorp has nine directors. The board of directors has affirmatively determined that each of our directors, with the exception of Mr. Parent, is “independent” as defined in the rules of the Nasdaq Stock Market. Mr. Parent is not independent because he is an executive officer of Blue Hills Bancorp.

In determining the independence of our directors, the board of directors considered all relationships between Blue Hills Bancorp, Inc. and our directors, including relationships that are not required to be reported under “—Transactions With Certain Related Persons.”

Code of Ethics

The Company has adopted a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. A copy of the Code of Ethics can be found on the Company’s website, www.bluehillsbancorp.com.
Committees of the Board of Directors
The following table identifies our standing committees and their members as of the date of this proxy statement. All members of each committee listed below are independent as defined by Nasdaq rules. Each committee operates under a written charter available in the “Investor Relations—Corporate Overview—Corporate Governance” section of the Company’s website, www.bluehillsbancorp.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
David J. Houston		X		X
George E. Clancy	X		X*
Brian G. Leary	X		X
Peter J. Manning	X*			X
Ronald K. Perry		X		X*
David A. Powers			X
Janice L. Shields		X		X
Scott Smith	X	X*

Number of Meetings in 2014	13	6	6	11
______________________________________
* Denotes Chairperson.
Audit Committee

Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and the additional independence requirements of applicable Securities and Exchange Commission (“SEC”) rules. The board of directors believes that Mr. Manning qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee is responsible for supervising Blue Hills Bancorp, Inc.’s accounting, financial reporting and financial control processes. Generally, the Audit Committee oversees management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls. The Audit Committee also reviews the independent audit process and the qualifications of the independent registered public accounting firm, and has sole responsibility for engaging our independent registered public accounting firm.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. Our Chief Executive Officer attends committee meetings at the invitation of the committee and makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for his subordinates. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our Chief Executive Officer does not participate in committee discussions or the review of committee documents relating to the determination of his own compensation. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executives’ total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating and Corporate Governance Committee
The Company’s Nominating and Corporate Governance Committee assists the Board of Directors in: (1) identifying qualified individuals to serve as Board members, (2) determining the composition of the Board of Directors and its committees, (3) monitoring a process to assess Board effectiveness and (4) developing and implementing the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.
Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement, age requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents, including the Company’s bylaws.
These qualifications include:

•
No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; and (iv) unless such person has been, for a period of at least one year immediately prior to his or her initial election or appointment to the Board of Directors, a resident of a county in which the Company or its subsidiaries maintains a banking office or a county contiguous to any such county.

•
No person shall be eligible for election or appointment to the Board of Directors if such person is at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of Blue Hills Bancorp, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Company or any of its subsidiaries.

•
No person shall be eligible for election or appointment to the Board of Directors if such person does not agree in writing to comply with all of the Company’s policies applicable to directors including but not limited to its confidentiality policy, and confirm in writing his or her qualifications.

•
No person shall be eligible for election to the Board of Directors if such person is a party to any agreement or arrangement with a party other than the Company or a subsidiary that (i) provides him or her with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (ii) materially limits his or her voting discretion as a member of the Board of Directors of the Company, or (iii) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Company.

•
No person shall be eligible for election to the Board of Directors if such person is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company or other entity of which any of the directors, partners, trustees or 10% stockholders would not be eligible for election or appointment to the Board of Directors under the Company’s bylaws.

•
No person shall be elected to serve as a director after reaching the age of seventy-five years unless the board determines, by a vote of at least two-thirds of its disinterested members, that such director possesses skills and experience that (i) materially benefit the Board of Directors in the exercise of its powers and duties, (ii) are not possessed to any comparable degree by any other member of the Board of Directors, and (iii) are not reasonably replaceable.

If a candidate is deemed eligible and qualified for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;

•	familiarity with and participation in the local communities;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	dedication to the Company and its stockholders;

•	gender and ethnic diversity of the Board of Directors; and

•	independence.
The Company does not maintain a specific diversity policy. However, we understand the importance and value of gender and ethnic diversity on a Board of Directors, and the Board considers diversity in its review of candidates.
The Committee also will consider any other factors the Nominating and Corporate Governance Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.
With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board of Directors; and independence.
Director Nomination Process. The Nominating and Corporate Governance Committee has adopted a process to identify and evaluate individuals to be nominated for election to the Board of Directors. For purposes of identifying nominees, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described above under “Minimum Qualifications.” If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.
Procedures to be Followed by Stockholders
The Board of Directors has adopted a procedure by which stockholders may recommend to the Nominating and Corporate Governance Committee candidates for nomination for election as directors. Stockholders who wish to recommend a nominee must write to the Company’s Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The number of shares of the Company’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•
A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•
A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

•	Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to the regulations of the SEC.
To be timely, the submission of a candidate for Director by a stockholder must be received by the Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders; provided, that if (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Company’s Secretary no later than the 10th day following the day on which public disclosure of the date of the annual meeting is first made; provided, further, that, in the case of the Company’s first annual meeting of stockholders a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Company’s Secretary no later than the close of business on the later of (i) the 120th day prior to the date of the annual meeting and (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.
Risk Committee

The Board has established a standing Risk Committee to assist the Board in connection with enterprise risk management. The Risk Committee’s primary duties and responsibilities are to ensure that the Bank is taking appropriate measures to identify, assess, monitor, control, and mitigate the Bank’s risk in the areas of asset and liability management, credit, operations, technology, compliance, legal and reputation. The Risk Committee meets at least quarterly to review management’s report and assessment of enterprise risk as identified in the Company's Risk Appetite Statement, and where material unwanted risk is identified, ensure that management has planned or will plan a course of action to mitigate those risks.

Meetings of the Board of Directors
The Company conducts business through meetings of its Board of Directors and through activities of its committees. During fiscal 2014, the Board of Directors held 19 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the board committees on which such director served.
Board Leadership Structure
At Blue Hills Bancorp, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings and presides over meetings of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. As required by the Nasdaq rules, the Audit, Nominating and Corporate Governance and Compensation Committees are comprised solely of directors who are independent as defined by Nasdaq rules.
Director Attendance at the Annual Meeting
The Board of Directors encourages each director to attend annual meetings of stockholders. Each current member of the Board of Directors is expected to attend the 2015 annual meeting of stockholders.

Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the

Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed such independence with the independent registered public accounting firm. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2015.

Audit Committee of the Board of Directors of
Blue Hills Bancorp, Inc.

Peter Manning, Chair
George Clancy
Brian Leary
Scott Smith

Director Compensation
The following table sets forth for the year ended December 31, 2014 certain information as to the total remuneration paid to directors other than Mr. Parent, who receives no compensation for being a director.

Directors Compensation Table For the Year Ended December 31, 2014
Name	Fees earned or paid in cash ($)
David J. Houston	67,720
George E. Clancy	53,720
Ken D’Amato(1)	39,720
Brian G. Leary	44,220
Peter J. Manning	56,610
Karen B. O’Connell(2)	33,110
Ronald K. Perry	48,220
David A. Powers	33,220
Janice L. Shields	45,970
Scott Smith	51,220
Thomas M. Menino(3)	11,610
Total	485,340
_____________________________
(1) Mr. D’Amato resigned as a director in January 2015.
(2) Ms. O’Connell died February 26, 2015.
(3) Mr. Menino died October 30, 2014.

Each of the individuals who serves as a director of Blue Hills Bancorp serves as a director of Blue Hills Bank and earns director fees in that capacity, with the exception of Mr. Parent, who receives no compensation for being a director. The Chairman of the Board receives a $30,000 annual retainer, paid quarterly and $1,000 per meeting attended. All other directors of Blue Hills Bank receive a $15,000 annual retainer, paid quarterly and $1,000 per meeting attended. Each director serving on a board of directors’ committee is paid a fee of $1,000 per meeting attended. The Chairman of each committee receives an additional $5,000 annual retainer paid quarterly. For the year ended December 31, 2014, Blue Hills Bank paid a total of $485,340 in director fees.

Supplemental Director Retirement Plan. Blue Hills Bank previously adopted a Supplemental Director Retirement Plan for all non-employee directors of Blue Hills Bank who join the plan by executing a participation agreement. Under the Supplemental Director Retirement Plan, Blue Hills Bank contributed $10,000 each year to a director’s account. In connection with Blue Hills Bancorp’s stock offering, the Supplemental Director Retirement Plan was terminated in December 2013, and the account balances thereunder are required to be distributed no later than December 17, 2015, in order to comply with Section 409A of the Internal Revenue Code. The Supplemental Director Retirement Plan was amended prior to the plan’s termination, to permit participants to invest their account balance in additional investment alternatives selected by the plan administrator, including in Blue Hills Bancorp common stock. A participant’s election to invest in Blue Hills Bancorp common stock is irrevocable until the participant’s account balance is distributed. The portion of the participant’s account that is invested in Blue Hills Bancorp common stock will be distributed in such common stock.

Stock Ownership
The following table provides information as of July 1, 2015, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Percentages are based on 28,466,813 shares of Company common stock issued and outstanding as of July 1, 2015.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding

Wellington Management Group LLP (2) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	2,815,714	9.9%
Blue Hills Bank Employee Stock (3) Ownership Plan and Trust 1196 River Street Hyde Park, Massachusetts 02136	2,277,345	8.0%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
Wellington Management Group LLP (“Wellington Management”) reported shared dispositive power with respect to 2,815,714 shares of the Company’s common stock and shared voting power with respect to 2,353,614 shares of the Company’s common stock on a Schedule 13G filed with the SEC on February 12, 2015. Wellington reported that it filed the Schedule 13G in its capacity as financial advisor and that the shares were owned of record by its clients.

(3)
Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. As of July 1, 2015, 75,911 have been allocated to participants’ ESOP accounts.

The following table provides information as of July 1, 2015 about the shares of Company common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 28,466,813 shares of Company common stock issued and outstanding as of July 1, 2015.

	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Directors and Nominees

William M. Parent, Chief Executive Officer, President and Director	84,270(1)(2)	*
David J. Houston, Jr., Chairman	53,645(3)	*
George E. Clancy	10,109(4)	*
Anthony (Bud) LaCava	—	*
Brian G. Leary	12,571(5)	*
Peter J. Manning	23,057(6)	*
Ronald K. Perry	29,286(7)	*
David A. Powers	29,613(8)	*
Janice L. Shields	4,193(9)	*
Scott Smith	2,609(10)	*

Executive Officers

James Kivlehan, Executive Vice President and Chief Financial Officer	44,053(11)(2)	*
Thomas E. O’Leary, Executive Vice President of Commercial Banking	47,908(12)(2)	*
Thomas R. Sommerfield, Senior Vice President, Chief Risk Officer	74,904(13)(2)	*

All directors and executive officers as a group (13 persons)	416,218	1.5%

*	Less than 1%

(1)
Includes 41,000 shares held in SERP Rabbi Trust, 28,000 shares held in family trust, 10,416 shares held in the Blue Hills Bancorp, Inc. Stock Fund of the 401(k) Plan (the "401(k)"), 3,650 shares held in an IRA and 1,204 shares held through the ESOP.

(2)
The number of shares reported by officers as being held through the Blue Hills Bancorp, Inc. Stock Fund of the 401(k) Plan (the "401(k)") may be different from the number of shares originally reported as having been acquired through the 401(k) because Company stock held in the 401(k) is held in a unitized fund that includes both Company common stock and cash. The percentage of each unit that is Company common stock fluctuates daily, through no volitional act of the 401(k) participant.

(3)	Includes 44,532 shares held in an IRA, 5,000 shares held in a spouse’s IRA, 2,613 shares held in SERP Rabbi Trust and 1,000 shares held in a business partnership.

(4)	Includes 7,500 shares held in a spouse’s IRA and 2,609 shares held in SERP Rabbi Trust.

(5)	Includes 10,896 shares held in an IRA and 1,675 shares held in SERP Rabbi Trust.

(6)	Includes 20,851 shares held in an IRA and 2,206 shares held in SERP Rabbi Trust.

(7)	Includes 13,035 shares held in an IRA and 1,651 shares held in SERP Rabbi Trust.

(8)	Includes 2,613 shares held in SERP Rabbi Trust.

(9)	Includes 2,202 shares held in SERP Rabbi Trust.

(10)	Includes 2,609 shares held in SERP Rabbi Trust.

(11)	Includes 39,659 shares held in the 401(k), 4,093 shares held in SERP Rabbi Trust and 301 shares held through the ESOP.

(12)	Includes 25,000 shares held in an IRA, 12,615 shares held in SERP Rabbi Trust, 9,089 shares held in the 401(k) and 1,204 shares held through the ESOP.

(13)	Includes 16,000 shares held by children, 12,713 shares held in SERP Rabbi Trust, 44,987 shares held in the 401(k) and 1,204 shares held through the ESOP.

Proposals to be Voted on by Stockholders
Proposal 1 — Election of Directors
The Board of Directors of Blue Hills Bancorp is presently composed of nine members. The Board is divided into three classes with staggered three-year terms, with approximately one-third of the directors elected each year. The nominees for election as directors at the 2015 Annual Meeting are Brian

G. Leary, Ronald K. Perry and Anthony (Bud) LaCava. Mr. Leary and Mr. Perry are currently directors of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below unless other instructions are provided. If any nominee is unable to serve, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2014.
Nominees for Election as Directors
The nominees standing for election are:
Brian G. Leary, Esquire is a partner at the law firm of Holland & Knight and is a member of the firm’s Business Section. He acts as outside general counsel to several New England companies.  He also has an extensive business litigation practice and has defended clients in several jurisdictions across the country on claims involving intellectual property, false advertising, unfair competition and consumer rights. Prior to joining Holland & Knight in 2013, Mr. Leary was a partner at McCarter & English, LLP where he oversaw the firm’s strategic planning and was the founder and chief executive officer of Mogall, Inc., an early pioneer of social networking. He also was a nationally recognized reporter and anchor for WCVB-TV, and received the George Foster Peabody Award for investigative reporting in 1997.  Mr. Leary has been a member of the Blue Hills Bank board of directors since 2012 and is a member of the Audit and Nominating and Corporate Governance Committees.  Mr. Leary is an active volunteer and serves on the board of directors of the New England Legal Foundation and Catholic Memorial School.  He is a graduate of the College of the Holy Cross and received his J.D. from Harvard Law School. Mr. Leary provides the Board with valuable perspective on general business oversight, as well as potential strategic initiatives. Age 59.

Ronald K. Perry is the president and head of brokerage at Colliers International. Mr. Perry began his career at Meredith & Grew, which became part of Colliers in 2008, and became the head of the brokerage group in 2007. He was appointed president of the firm in March 2010. Mr. Perry is a licensed real estate broker and a member of the Greater Boston Real Estate Board and Commercial Brokers Association. Mr. Perry has been a member of the Blue Hills Bank board of directors since 2012 and is Chairman of the Bank’s Risk Management Committee and serves on the Compensation Committee. A graduate of the College of Holy Cross, he previously served on the board of directors at Catholic Memorial School for 12 years and was a Big East Basketball Color Analyst for over 30 years. Mr. Perry’s extensive real estate experience and knowledge of the local real estate market as well as his valuable insight into managing and overseeing a business brings valuable expertise to the Board. Age 56.

Anthony (Bud) LaCava is the former Managing Partner in KPMG’s Boston office. Bud has 35 years of public accounting experience serving a wide range of clients in the financial services, consumer product, manufacturing, retail and distribution industries. He participated in numerous merger and acquisition engagements for both publicly traded and privately held companies. Bud was elected to KPMG’s Board of Directors for three year terms in 2005 and 2008 and served as the East Region Managing Partner from 2009 through 2012. Prior to that, he served as partner-in-charge of KPMG’s New England and Upstate New York audit practice. Mr. LaCava is a member of the AICPA and a Director of the Massachusetts Society of CPA’s. Bud is also actively involved with numerous organizations including serving as Chairman, Business School Advisory Council, Bentley University; Director, Massachusetts Business Roundtable; Director, Jobs For Massachusetts; Board Member, Greater Boston Chamber of Commerce; Member, Corporate Directors Group and Member, Board Leaders. Mr. LaCava’s extensive experience in accounting, financial institutions and business management would provide a valuable insight for the Company. Age 58.

Directors Continuing in Office
The following directors have terms ending in 2016:

George E. Clancy, Esquire is a partner at Fuller, Rosenberg, Palmer & Beliveau of Worcester, Massachusetts. Mr. Clancy has been a member of the Blue Hills Bank board of directors since 1996 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Clancy is a member of the Massachusetts Bar Association, the Massachusetts Defense Lawyers Association and the Worcester County Bar Association. Mr. Clancy is a member of the CAP Team and serves as a CCD teacher for St. Anne Parish. Mr. Clancy is a graduate of Bridgewater State College and received his J.D. from the Suffolk University Law School. Mr. Clancy has over 25 years of business experience as a practicing lawyer. Mr. Clancy provides the Board with extensive insight on regulatory and litigation matters; he is a former resident of Hyde Park and a founding Director of Hyde Park Main Streets. Age 56.

William M. Parent is President and Chief Executive Officer of Blue Hills Bank, Blue Hills Bancorp, Inc. and its predecessor company since 2010. Prior to that, Mr. Parent served as a partner and chief investment officer at Grail Partners, a boutique merchant bank. Mr. Parent has over 27 years of experience in the financial services industry, including 16 years at Bank of Boston and its successor companies, FleetBoston and Bank of America, where he held senior executive roles in Finance, Mergers & Acquisitions, Bank Management and Private Equity Investing. Mr. Parent is a non-practicing CPA and holds a BS from Bentley University. He has served as a member of the board of directors for over a dozen middle market companies covering the financial services, retail, distribution and manufacturing sectors. Today, he serves on the board of directors for the YMCA of Greater Boston, Wediko Children Services, Thayer Academy, the Massachusetts Bankers Association and the Savings Banks Employees Retirement Association. He is also a member of the Honor Roll Development Committee for the Campaign for Catholic Schools. Mr. Parent’s extensive experience in the financial services industry and his responsibilities for the strategic direction and management of Blue Hills Bank offer the Board an invaluable perspective of the Bank’s business and strategic direction. Age 53.

David A. Powers is a partner at Charles A. Powers & Sons, LLP of Boston, Massachusetts, an insurance agency, a position he has held for the past 24 years. A graduate of the University of New Hampshire, Mr. Powers is affiliated with the Massachusetts Association of Independent Insurance Agents and the Rotary Club of Hingham and Hull. He has been a member of the Blue Hills Bank board of directors since 1998 and currently serves on the Nominating and Corporate Governance Committee. Mr. Powers’ management experience and business knowledge provides a valuable resource and perspective to the Board. Age 66.

Scott Smith is President/ CEO of The SC Group serving philanthropic organizations throughout New England. His 26 years of experience in the philanthropic sector range broadly from Executive Director to Vice President of Operations to Chief Executive Officer. He is immediate past Board Chair of the Thomas M. Menino YMCA in Boston and serves on the Lt. Governor’s Interagency Council and the Mayor’s Commission on Homelessness. He has served on the Blue Hills Bank Board of Directors since 1998 and currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Smith is a graduate of Salisbury University. Mr. Smith provides the Board with a unique insight into the philanthropic sector and has substantial ties to the communities served by Blue Hills Bank. Age 49.

The following directors have terms ending in 2017:

David J. Houston, Jr. is a senior member of J.J. Houston & Co., LLP, an independent insurance agency. He has served on the Blue Hills Bank board of directors since 1977 and currently serves as Chairman of the board of directors and a member of the Bank’s Risk Management and Compensation Committees. Mr. Houston is a graduate of Boston College and a member of the Society of Certified Insurance Counselors, the National Association of Corporate Directors, and the Massachusetts and South Shore Associations of Independent Insurance Agents. Mr. Houston’s long affiliation with Blue Hills Bank and his experience operating a local business provide a valuable connection between the Bank and the local community. In addition, his knowledge of risk and the insurance market brings the Board insight into the Bank’s business and strategies. Age 68.

Peter J. Manning is the former Vice Chairman of FleetBoston Financial Corporation, and has been a member of the Blue Hills Bank board of directors since 2010. Mr. Manning serves as Chairman of the Audit Committee and also serves on the Bank’s Risk Management Committee. Mr. Manning began his career at the accounting firm Coopers & Lybrand and later joined BankBoston where he held a number of executive management responsibilities which included Executive Vice President and Chief Financial Officer. In October of 1999, Mr. Manning was named to the Vice Chairman post at FleetBoston Financial. Mr. Manning is a graduate of Boston College and earned his MBA from Babson College. He is currently a board member of Safety Insurance Group, Inc. and Campaign for Catholic Schools. Mr. Manning was previously a board member of Thermo Fisher Scientific Inc., and served 13 years on the Bedford school committee. Mr. Manning’s extensive experience with financial institutions and accounting brings the Board valuable insight into the business of the Bank, its strategies and accounting matters. Age 75.

Janice L. Shields is co-founder and president of Shields & Company, Inc. located in Waltham, Massachusetts. For over 35 years, Ms. Shields has provided a wide range of corporate advisory services to clients, including capital raising, mergers and acquisitions, corporate restructurings, and valuations. Ms. Shields has been a member of the Blue Hills Bank board of directors since 2010 and is a member of the Compensation Committee and the Bank’s Risk Management Committee. She serves as a director on a number of other local boards and over the years has been active in fundraising activities for non-profit organizations. Ms. Shields is a graduate of Albertus Magnus College, and holds an MLA from Harvard University and an MBA from the Stern School at New York University. With her extensive business and entrepreneurial experience, Ms. Shields brings to the Board a valuable insight on financial analysis and evaluating potential strategic transactions. Age 67.

Proposal 2 — Approval of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan

The Board of Directors has adopted, subject to stockholder approval, the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of Blue Hills Bancorp. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BLUE HILLS BANCORP, INC. 2015 EQUITY INCENTIVE PLAN. UNLESS OTHERWISE INSTRUCTED, VALIDLY EXECUTED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE EQUITY INCENTIVE PLAN. IN THE EVENT AT THE TIME OF THE ANNUAL MEETING THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE EQUITY INCENTIVE

PLAN, THE ANNUAL MEETING MAY BE ADJOURNED IN ORDER TO PERMIT THE FURTHER SOLICITATION OF PROXIES.
The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 3,985,354 shares of Blue Hills Bancorp common stock pursuant to grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 2,846,681 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards or restricted stock units is 1,138,673.

The Equity Incentive Plan will be administered by the members of Blue Hills Bancorp Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establishing the terms and conditions relating to each award; adopting rules and regulations relating to the Equity Incentive Plan; and interpreting the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers of any one or more of its members or to a committee or to one or more member of the Board of Directors who are not “outside directors,” including the authority to grant certain awards.

The Committee may grant an award under the Equity Incentive Plan as: (i) an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Blue Hills Bancorp or a subsidiary of Blue Hills Bancorp, or (ii) the form of payment for grants or rights earned or due under any other plan or arrangement of Blue Hills Bancorp or a subsidiary of Blue Hills Bancorp, including the plan of any entity acquired by Blue Hills Bancorp or a subsidiary of Blue Hills Bancorp.

Eligibility

Employees and directors of Blue Hills Bancorp or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee and set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that unless the Committee specifies a different vesting rate, no award shall vest more rapidly than 20% per year over a five-year period commencing one year from the date of grant. Awards may be granted in a combination of incentive and non-qualified stock options, restricted stock or restricted stock units.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means (i) the closing sales price of Blue Hills Bancorp’s common stock as reported on the principal United States securities exchange on which the shares are listed or admitted to trading on the date in question, or if Blue Hills Bancorp’s common stock was not traded on such date, then on the last preceding date on which any reported sale of Blue Hills Bancorp common stock occurred or (ii) if the shares of our common stock are not listed or admitted to trading on any such exchange, “fair market value” of the common stock will mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit, including: (i) by personal, certified or cashier’s check, (ii) by tendering stock of Blue Hills Bancorp owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, (iv) by a net settlement of the stock option, (v) by other property deemed acceptable by the Committee or (vi) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement. Unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an unvested award and any dividends and distributions with respect to the common stock will be delayed and distributed to the participant at the time the restricted stock vests.

Restricted Stock Units. A restricted stock unit award is similar to a restricted stock award except that no share of common stock is actually awarded to the recipient on the date of grant. Each restricted stock unit is evidenced by an award agreement that specifies the restriction period, the number of restricted stock units granted and such other provision as the Committee will determine. Restricted stock unit awards will be paid in shares of common stock, or, in the sole discretion of the Committee, in cash or a combination of cash and shares of common stock.

Performance Awards. A performance award is an award of stock options, restricted stock or restricted stock units that will vest upon the achievement of one or more performance measures set forth in the Equity Incentive Plan.

Limitation on Awards under the Equity Incentive Plan

The maximum number of shares of stock available under the Equity Incentive Plan is 3,985,354. The maximum number of shares that may be delivered pursuant to the exercise of stock options is

2,846,681 and the maximum number of shares that may be issued as restricted stock awards and restricted stock units is 1,138,673. The maximum number of shares of stock, in the aggregate, that may be covered by a stock option granted to any employee will not exceed 711,670, all of which may be granted during any calendar year. The maximum number of shares of stock, in the aggregate, that may be subject to restricted stock awards and restricted stock units granted to any employee will be 284,688, all of which may be granted during any calendar year. The maximum number of shares of stock, in the aggregate, that may be subject to stock options granted to any non-employee director will be 142,334, all of which may be granted during any calendar year. The maximum number of shares of stock, in the aggregate, that may be subject to restricted stock award or restricted stock units granted to any non-employee director will be 56,933, all of which may be granted during any calendar year. Under the Equity Incentive Plan, the aggregate number of stock options that may be granted to all non-employee directors and the aggregate number of restricted stock that may be granted to all non-employee directors is 854,004 shares and 341,602 shares, respectively.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or cancelled or because a stock option is not exercised, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of Blue Hills Bancorp, including, without limitation, any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination or exchange of shares, stock dividend, stock split or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property) liquidation, dissolution, or other similar corporate transaction or event, the Committee will, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options, restricted stock awards and restricted stock units, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options, restricted stock and restricted stock units and the exercise price of stock options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options, restricted stock and restricted stock units.

Prohibition Against Repricing of Options. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Performance Features

General. A federal income tax deduction for Blue Hills Bancorp will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or four other most highly compensated officers (other than its chief financial officer) required to be reported to shareholders under the Securities Exchange Act of 1934. However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Blue Hills Bancorp as a whole or of any one or more subsidiaries or business units of Blue Hills Bancorp or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures in certain circumstances, provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, except to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception under section 162(m) of the Internal Revenue Code. The Committee may modify performance measures in certain circumstances set forth in the Equity Incentive Plan.

Vesting of Awards

If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Blue Hills Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement, subject to acceleration of vesting in the event of death, disability, or involuntary termination (as defined in the Equity Incentive Plan) following a change in control. The Committee will have the power to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award or to extend the period to exercise a stock options, provided that no award will vest in less than one year from the date of grant unless due to death, disability or involuntary termination following a change in control.

Effect of Termination of Service on Awards

Unless otherwise determined by the Committee and stated in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death, retirement or for cause, stock options will be exercisable only as to those shares that were immediately exercisable by the participant at the date of termination and only for three months following termination and any restricted stock award and restricted stock unit that has not vested as of the date of termination of service will expire and be forfeited. In the event of termination of service for cause, all stock options that have not been exercised and all restricted stock awards and restricted stock units granted to a participant that have not vested will expire and be forfeited. In the event of termination of service due to disability or death, all stock options subject to an outstanding award will be exercisable, whether or not then exercisable, and all restricted stock awards and restricted stock units will vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of termination of service. Stock options may be exercised for one year following termination of service due to death or disability or the remaining term of the stock option, if less. In the event of termination of service due to retirement, a participant’s vested stock options will be exercisable for one year following termination of service, or the remaining term of the stock option, if less.

Change in Control

Unless otherwise determined by the Committee and stated in an award agreement, upon the occurrence of an involuntary termination at or following a change in control of Blue Hills Bancorp, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested. For the purposes of the Equity Incentive Plan, a change in control means (a) the sale of all or a substantial portion of the assets of Blue Hills Bancorp or Blue Hills Bank to any person, group or entity; (b) the merger, consolidation or other business combination of Blue Hills Bancorp or Blue Hills Bank with another entity in which Blue Hills Bancorp or Blue Hills Bank is not the survivor of such merger, consolidation or other business combination or a majority of the board of directors or trustees or other governing body of the entity surviving or resulting from such merger, consolidation or other business combination is not composed of individuals who were serving on the board of directors of Blue Hills Bancorp or Blue Hills Bank immediately prior to the consummation of such merger, consolidation or other business combination; or (c) a change in control of Blue Hills Bancorp within the meaning of the Change in Bank Control Act and applicable rules and regulations. In addition, a change in control will also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the board of directors of Blue Hills Bancorp at the beginning of the two-year period cease for any reason to constitute at least a majority of the board of directors of Blue Hills Bancorp, provided that an individual will be deemed to have been a director at the beginning of such period if the individual was elected or nominated by the board of directors of Blue Hills Bancorp by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors.

In the event of a change in control, any performance measure attached to a performance award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in an award agreement that rights, payments and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, including termination of employment for cause; termination of the participant’s provision of services to Blue Hills Bancorp or any subsidiary; violation of material policies of Blue Hills Bancorp or subsidiary; breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; or other conduct of the participant that is detrimental to the business or reputation of Blue Hills Bancorp or any subsidiary.

If Blue Hills Bancorp is required to prepare an accounting restatement due to the material noncompliance of Blue Hills Bancorp, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Blue Hills Bancorp the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors from time to time.

Automatic Exercise

In the sole discretion of the Committee, any stock options that are exercisable but unexercised as of the day immediately preceding the tenth anniversary of the grant date may be automatically exercised in certain circumstances set forth in the Equity Incentive Plan and in accordance with procedures established by the Committee.
Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of a participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the Equity Incentive Plan (other than as provided in the plan), or materially modify the requirements for participation in the Equity Incentive Plan, without stockholder approval. Notwithstanding the foregoing, the Committee may amend the Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, to conform the Equity Incentive Plan or the award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Equity Incentive Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of Blue Hills Bancorp.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the stockholders at this annual meeting. The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no award may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Blue Hills Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Blue Hills Bancorp or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Blue Hills Bancorp will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Blue Hills Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Blue Hills Bancorp will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Blue Hills Bancorp.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits Blue Hills Bancorp’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the two other most highly compensated executive officers named in the summary compensation table (“covered employees”). Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Blue Hills Bancorp “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.
In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. Blue Hills Bancorp expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Blue Hills Bancorp suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under FASB ASC Topic 718, Blue Hills Bancorp is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2015 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of Wolf & Company, P.C. is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Audit Fees
The following table sets forth the fees we paid to Wolf & Company, P.C. for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit fees	$384,400	$150,575
All other fees	94,649	86,267

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $384,400 and $150,575 during the years ended December 31, 2014 and 2013, respectively. Fees were higher in 2014 due to the Company’s mutual-to-stock conversion on July 21, 2014 and the Company’s related transition to a public company.

All Other Fees. The other fees billed to us were $94,649 and $86,267 during the years ended December 31, 2014 and 2013, respectively, for pension and 401(k) plan procedures, regulatory compliance services, information technology reviews and WOLFPAC risk assessment modules.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended

December 31, 2014, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Executive Compensation
The board of directors’ philosophy is to align executive compensation with the interests of its stockholders and to determine appropriate compensation levels that will enable the Company to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on annual earnings performance and the market price of Blue Hills Bancorp’s stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of Blue Hills Bancorp’s common stock through stock-based compensation; and

•	To maintain compensation levels that are competitive with other financial institutions and particularly those in Blue Hills Bancorp’s peer group based on asset size and market area.

The board of directors considers a number of factors in its decisions regarding executive compensation and benefits including, but not limited to, the level of responsibility and performance of the individual executive officer, the overall performance of Blue Hills Bancorp, and consideration of industry, community bank peers and local market conditions. Base salary levels of Blue Hills Bancorp’s and Blue Hills Bank’s executive officers are set to reflect the duties and responsibilities inherent in the position and to reflect competitive conditions in the banking business in Blue Hills Bancorp’s market area. In setting base salaries, the board of directors also considers a number of factors relating to each executive officer, including individual performance, job responsibilities, experience level, ability and the knowledge of the position, and overall performance of Blue Hills Bancorp and the Blue Hills Bank. These factors are considered subjectively, and where possible quantitatively, and are weighted partially by those aspects deemed more significant than others. Such a weighting of these evaluation factors will vary from year to year in response to the strategic plan and current market conditions. The board of directors also considers the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers. The board of directors and the Chief Executive Officer review the same information in connection with these performance evaluations and related recommendations of these executives.

In developing compensation levels for the named executive officers for the year ended December 31, 2014, the compensation committee utilized the services of Arthur Warren Associates, an independent compensation advisory firm. Arthur Warren Associates assisted the compensation committee in the review of base salary and incentive compensation for 2014, particularly among Blue Hills Bancorp’s peer group, as determined through industry surveys and published proxy statements. The compensation committee also relied on other survey sources including Pearl Meyer & Partners 2014 Massachusetts Bankers Association Banking Compensation Survey, Pearl Meyer & Partners 2014 Northeast Bankers Survey, and ERI Economic Research Institute Survey.

In addition, in 2014, consistent with its desire to align the interests of management and shareholders, the board of directors established stock ownership guidelines for management and directors of Blue Hills Bancorp. For the president and chief executive officer, stock ownership guidelines were set at three times base salary, for other executive officers, at two times base salary, and for non-employee directors, at ten times their annual retainer. The officers and directors are expected to achieve these ownership levels over time and hold the stock acquired throughout their tenure as executives.

Summary Compensation Table

The following table sets forth for the year ended December 31, 2014, certain information as to the total remuneration paid by Blue Hills Bank to Mr. William M. Parent, who serves as President and Chief Executive Officer, Mr. Thomas O’Leary, Blue Hills Bank’s Executive Vice President, Commercial Banking and Mr. James E. Kivlehan, Blue Hills Bank’s Executive Vice President and Chief Financial Officer (referred to as our “Named Executive Officers”). Information regarding executive officers who are not also directors is contained in Blue Hills Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus(1) ($)	Non-equity incentive plan compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All other compensation ($)(4)	Total ($)
William M. Parent, President and Chief Executive Officer	2014 2013	500,300 472,313	60,000 —	300,000 267,346	— 1,612	24,145 141,700	884,145 882,971
James E. Kivlehan, Executive Vice President and Chief Financial Officer	2014 2013	253,750 78,847(5)	105,812 56,200(6)	114,188 37,500	— —	11,886 50,000	485,636 222,547
Thomas E. O’Leary Executive Vice President, Commercial Banking	2014 2013	250,000 225,000	102,500 10,000	112,500 175,000	— 496	24,145 40,000	489,145 450,496

(1)	Consists of bonus amounts earned above the maximum achievement level under the short-term incentive plan for the year ended December 31, 2014.

(2)
For calendar year 2014, consists of amounts earned under the short-term incentive Plan. For calendar year 2013, consists of amounts earned under the short-term and long term incentive plans. For 2013, Messrs. Parent, O’Leary and Kivlehan earned $133,673, $95,000 and $25,000, respectively, under the short-term incentive plan. Similarly, for 2013, Messrs. Parent, O’Leary and Kivlehan, earned $133,673, $80,000 and $12,500, respectively, under the long-term incentive plan (i.e., the Blue Hills Bank Phantom Stock Plan).

(3)	Reflects above-market interest earned in the Blue Hills Bank Amended and Restated Supplemental Executive Retirement Plan. The Plan terminated in the fiscal year ended December 31, 2013.

(4)	Consists of the following payments:

All Other Compensation
Name	Year	Perquisites(a) ($)	401(k) Plan(b) ($)	ESOP(c) ($)	Total ($)
William M. Parent	2014	—	7,800	16,345	24,145
James Kivlehan	2014	—	7,800	4,086	11,886
Thomas E. O’Leary	2014	—	7,800	16,345	24,145

(a)	For the year ended December 31, 2014, none of the named executive officers received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000.

(b)	Represents the profit sharing contribution made by Blue Hills Bank to the Named Executive Officer’s 401(k) Plan account for the plan year 2014.

(c)
Represents the aggregate number of shares allocated to the Named Executive Officer’s ESOP account for plan year, the value of which was determined based on a $13.58 fair market value of Blue Hills Bancorp common stock as of December 31, 2014.

(5)	James E. Kivlehan was hired September 9, 2013 as Executive Vice President and Chief Financial Officer. Mr. Kivlehan’s annual rate of base salary was $250,000 in 2013.

(6)	Represents a sign-on bonus paid to Mr. Kivlehan during 2013.

Benefit Plans

Employment Agreement. Blue Hills Bancorp (formerly, Hyde Park Bancorp, Inc.) and Blue Hills Bank (the “employers”) have entered into an employment agreement with Mr. William M. Parent, which agreement was amended and restated, effective March 6, 2014. The agreement has a term ending on December 31, 2016 which will extend automatically for one additional year on January 1 of each year beginning January 1, 2015 unless either the employers or Mr. Parent gives notice no later than 90 days prior to such anniversary date that the agreement will not be renewed. Under the agreement, the base salary for Mr. Parent for 2014 was $500,000 and remains $500,000 for the 2015 fiscal year. In addition to the base salary, the agreement provides that the executive shall be entitled to participate in any employee benefit plans in effect for executive officers of the employers and shall be eligible for participation in short-term and long-term incentive compensation and other benefits as provided to other full time employees of Blue Hills Bank. Mr. Parent shall also be entitled to continue participation in any fringe benefit arrangements in which he was participating on the effective date of the restated employment agreement. In addition, the agreement provides for reimbursement of reasonable travel and other business expenses, incurred in connection with the performance of his duties.

In the event the executive’s employment is terminated by Blue Hills Bank without cause, including a resignation for good reason (as defined in the employment agreement) during the term of the agreement, but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a payment equal to two times the sum of his then current base salary and his average annual short-term incentive cash compensation awarded during the two most recent fiscal years ending before the termination. The severance payment shall be paid in substantially equal installments over a 24 month period commencing within 60 days after the date of termination, subject to the receipt of a signed release, a form of which has been appended to the employment agreement. In addition, executive will be entitled to continued group medical and life insurance coverage, at the employer’s sole expense, for the period for which he is receiving severance benefits, provided that the payment of such life or health benefit would not result in excise taxes or penalties to the employers. If the payment of such benefits would result in excise taxes or benefits to the employers under applicable tax laws, then the employers would provide such benefits on an after-tax basis or, in lieu thereof, would provide a cash lump sum payment to the executive reasonably estimated to be equal to the value of such benefits. In addition, Mr. Parent would be entitled to professional outplacement services up to a maximum cost of $30,000 from a nationally recognized outplacement consulting or coaching organization of his choice and would fully vest in any nonqualified deferred compensation plans in which he is participating.

In the event Mr. Parent is terminated without cause or terminates for good reason following a change in control, Mr. Parent would be entitled to the payment of a cash severance payment equal to three times the sum of his current base salary and his average annual short-term incentive cash compensation awarded to him over the three most recent fiscal years ending before or simultaneously with the change in control. Such payment would be made in a lump sum, provided that the change in control also satisfies the definition under Code Section 409A, and if not, then such payments shall be made to Mr. Parent over a period of 24 months. Mr. Parent would also be entitled to continued group life and health coverage for a period of 36 months at the employers’ sole expense or if providing either such coverage on a pre-tax basis would result in an excise tax or penalties to the employers, the employer would provide such benefits on an after-tax basis or, in lieu thereof, would provide a cash lump sum payment to the executive reasonably estimated to be equal to the value of such benefits. In addition, Mr. Parent would be entitled to professional outplacement services up to a maximum cost of $30,000 from a nationally recognized outplacement consulting or coaching organization of his choice and would fully vest in any nonqualified deferred compensation plans in which he is participating.

For purposes of the executive’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a failure of the employers to continue the executive in the executive position or the issuance by the employers of a notice to the executive that the term of the employment agreement will not be extended, (ii) a material adverse change in the nature or scope of executive’s responsibilities, title, authorities, powers, functions or duties or the duties normally exercised by someone in his executive position, without his consent, (iii) an involuntary reduction in his base salary, except in connection with an across-the-board salary reduction affecting substantially all management employees and based on the employer’s financial performance, (iv) an involuntary relocation of executive’s principal place of employment by more than 35 miles driving distance from such office as determined at the date of the agreement, or (v) a material breach by the employers of the compensation provisions of the agreement which continues for more than 10 days following notice given by the executive. If an event constituting “good reason” occurs, the executive is required to give Blue Hills Bank notice within 60 days and Blue Hills Bank will have 30 days to correct the good reason, however, the 30 day period may be waived by Blue Hills Bank.
If the payments to Mr. Parent under the employment agreement made in connection with a change in control would result in an excise tax under Sections 280G and 4999 of the Internal Revenue Code, Mr. Parent would be entitled to the severance amount which would result in the greater net after-tax benefit: (i) assuming he received all payments to which he is entitled under the employment agreement and all other compensation received that is contingent on the change in control and paid all taxes, including excise taxes on such benefits, or (ii) assuming that his benefits are reduced to avoid an excess parachute payment. In addition, if necessary to avoid excise taxes under Section 409A of the Internal Revenue Code, and only to such extent, a cash severance payment may be delayed and paid on the earlier of (a) six months and one day after the executive’s termination or (b) executive’s death. In such event, the first payment shall include a catch-up payment covering amounts that would have been paid during the delay and shall earn interest at an annual rate equal to the applicable federal short-term rate published by the Internal Revenue Service.

In the event that his employment was terminated for a reason entitling him to a severance payment under the employment agreement, Mr. Parent would receive an aggregate cash severance payment of approximately $1,433,673, if the event of termination occurred in December, 2014 prior to a change in control and $2,143,065, if the termination occurred following a change in control in December, 2014, based upon current levels of compensation, without regard to the possible reduction to avoid an excess parachute payment, if such reduction resulted in the net best benefit to Mr. Parent.

Under the employment agreement, if Mr. Parent is terminated due to disability (as defined in his employment agreement), he will be entitled to receive his full salary and benefits under the employment agreement until he becomes eligible for and receives long-term disability insurance coverage then in effect. In the event of Mr. Parent’s death while employed, the employers will continue to provide his base salary to his designated beneficiary for three months following his death.

Upon retirement at age 65 or in accordance with any retirement policy established by the board of directors, Mr. Parent will be entitled to benefits under any retirement plans to which he is a party but shall not be entitled to any amount or benefits under the employment agreement, provided, that Mr. Parent cannot be involuntarily terminated due to “retirement” within 24 months following a change in control.

The employment agreement requires the executive not to compete with Blue Hills Bank for a period of one year following a termination of employment for which the executive receives severance payments as the result of an involuntary termination or resignation for good reason (other than a termination of employment following a change in control). The employment agreement further requires that Mr. Parent not solicit business, customers or employees of the Bank for a 12 month period following termination (other than a termination of employment following a change in control) and requires him to maintain confidential information.

Severance and Change in Control Agreements. Blue Hills Bancorp (formerly, Hyde Park Bancorp, Inc.) and Blue Hills Bank (collectively, the “employers”) have entered into two-year change in control agreements with Messrs. Thomas O’Leary and James E. Kivlehan and one other executive officer and have entered into one-year change in control agreements with five other senior officers. Commencing on the first anniversary of the effective date of the agreements for Messrs. O’Leary and Kivlehan, the agreements may be renewed by the boards of directors of the employers for an additional 12 months, such that the continuing terms shall be for 24 months. If the boards of directors determine not to renew a change in control agreement, the employers must give the covered executive notice at least 30 days before such anniversary date that the agreement will not be renewed. In such event, the change in control agreement will terminate at the end of the then term. Notwithstanding the foregoing, if the change in control agreement is in effect on the effective date of a change in control, the agreement will automatically renew on such date and will expire 24 months following the change in control.
In the event of a change in control (as defined in the agreement) followed by Messrs. O’Leary’s or Kivlehan’s involuntary termination of employment (other than for cause, death or disability) or his resignation for good reason (each a “terminating event”), the executive will receive a cash severance payment equal to (i) two times the sum of his annual base salary and average annual short-term incentive cash compensation paid over the prior two most recent fiscal years ended before or simultaneously with the change in control, payable in equal monthly installments over the 24 month period following the terminating event, plus (ii) any accrued but unpaid compensation and accrued but unpaid paid time off (PTO), payable in a lump sum no later than 10 days following the executive’s date of termination. In addition, the employers will maintain the executive’s group medical and life insurance coverage in effect for 24 months following the date of termination, at their sole expense, or if providing either of such coverages on a pre-tax basis would result in an excise tax or penalties to the employers, the employer would provide such benefits on an after-tax basis or, in lieu thereof, would provide a cash lump sum payment to the executive reasonably estimated to be equal to the value of such benefits. For purposes of the change in control agreement, “good reason” would include any of the following events: (i) a material diminution, not consented to by the executive, in the executive’s responsibilities, authorities or duties from those in effect immediately prior to a change in control; (ii) a material reduction in the executive’s base salary as in effect on the date of the agreement, or as may be increased from time to time (except to the extent of an across-the-board reduction similarly affecting all or substantially all management employees); (iii) the relocation of the office in which executive is principally employed by more than 35 miles from its location immediately prior to the change in control or the requirement that the executive be based at a location more than 35 miles from his then current office except for required business travel to an extent substantially consistent with obligations immediately prior to the change in control; or (vi) a material breach of the change in control agreement by the employers. In the event the executive has good reason to terminate, he must give notice of his resignation for good reason within 90 days of the initial event that giving rise to the right to terminate and Blue Hills Bank, or its successor, and Blue Hills Bank, or its successor, will have 30 days to cure the good reason, provided that such 30-day period may be waived by Blue Hills Bank, or its successor.

In the event Mr. O’Leary’s or Mr. Kivlehan’s termination occurs following a change in control under circumstances that would entitle either executive to a benefit under the change in control agreement, such executive would be entitled to a cash severance payment of approximately $707,500 for Mr. O’Leary or $646,688 for Mr. Kivlehan if such termination were to occur in December 2014 (Mr. Kivlehan’s incentive compensation received for 2013 was annualized for purposes of this calculation). Notwithstanding anything to the contrary, the change in control agreement provides that the employers will not be required to pay a payment or benefit under the change in control agreement or otherwise, that, in the reasonable estimation of the an independent certified public account would not be deductible, in whole or in part, as a result of Section 280G of the Internal Revenue Code. In such event, the payment or benefits under the change in control agreement would be reduced, to the extent necessary to avoid this result. In addition, if necessary to avoid excise taxes under Section 409A of the Internal Revenue Code, and only to such extent, a cash severance payment may be delayed and paid on the earlier of (a) six months and one day after the executive’s separation from service or (b) executive’s death. In such event, the first payment shall include a catch-up payment covering amounts that would have been paid during the delay and shall earn interest at an annual rate equal to the applicable federal short-term rate published by the Internal Revenue Service.

In March 2015, the Two Year Change in Control Agreement for James E. Kivlehan was amended and restated as a Two Year Severance and Change in Control Agreement. Under the revised agreement, in addition to a payment on termination in connection with or following a Change in Control under the above circumstances, Mr. Kivlehan is also entitled to a cash severance payment in the event of his involuntary termination (other than for cause, or due to his death or disability) by the employers or in the event of his termination for “good reason,” as defined above, without regard to whether a change in control has occurred. The cash severance payment to which he will be entitled in the event of such an involuntary termination or termination for “good reason” occurring prior to a change in control will be equal to two times his annual base salary and continued group medical and life insurance coverage for 24 months following the date of termination.

Short-Term Incentive Plan. Blue Hills Bank maintains an annual incentive compensation plan for the benefit of its officers and employees, including its named executive officers. Under the incentive compensation plan, the named executive officers can achieve a bonus based on a percentage of salary, depending on whether the performance goals are achieved at a threshold, target or maximum level. In addition, an employee is expected to achieve goals that are weighted between bank-level goals and individual goals. For the plan to be funded, a minimum level of profitability is required. For 2014, the potential bonus and weighting of goals is set forth in the following chart:

	Bonus as a % of Salary			Goal Weighting
Position	Threshold	Target	Maximum	Bank	Dept./Individual
President/CEO	20%	40%	60%	100%	−
EVPs	15%	30%	45%	75%	25%

For the 2014 calendar year, the bank-level performance goals included return on average assets, loan and deposit growth and non-performing assets. Individual goals, to the extent required, varied by individual. For the 2014 calendar year, the named executive officers achieved their goals and received short term incentive compensation ranging between 45% and 60% of base salary. In addition, in consideration of the extra efforts that the named executive officers undertook in the conversion of Hyde Park Bancorp, MHC and Hyde Park Bancorp, Inc. to a fully converted corporation as Blue Hills Bancorp and initial public offering of the shares of Blue Hills Bancorp, the board of directors chose to increase the bonuses under the annual incentive compensation plan. The additional bonus paid above the amount earned under the short-term incentive plan is reflected in the “Bonus” column of the Summary Compensation Table above.

Long-Term Incentive Plan. Until its termination in December 2013, Blue Hills Bank maintained the Blue Hills Bank Phantom Stock Plan, which was a long-term incentive compensation plan intended to provide incentive awards to employees in order to support Blue Hills Bank’s organizational objectives and financial goals. The plan was intended to award a select group of management employees for their contributions to the continued success of Blue Hills Bank. Eligible employees were determined by the Chief Executive Officer (CEO) and the Compensation Committee of Blue Hills Bank. The awards were calculated based on the achievement of bank-wide, department and individual goals, as set forth in the award documents entered into with the participating executives. The distribution of the accrued awards under the Phantom Stock Plan was made by December 31, 2013 and the award for 2013 was distributed in 2014, within the first two and one-half months of the end of 2013, after the award amount per participant was determined.

Supplemental Executive Retirement Plan. Blue Hills Bank previously adopted a Supplemental Executive Retirement Plan for certain officers, including Messrs. Parent, O’Leary and Kivlehan. Under the Supplemental Executive Retirement Plan, Blue Hills Bank contributed a fixed dollar amount each year to a participant’s account. In connection with Blue Hills Bancorp’s stock offering, the Supplemental Executive Retirement Plan was terminated in December 2013, and the account balances thereunder are required to be distributed no later than December 17, 2015, in order to comply with Section 409A of the Internal Revenue Code. The Supplemental Executive Retirement Plan was amended prior to the plan’s termination, to permit participants to invest their account balance in additional investment alternatives selected by the plan administrator, including Blue Hills Bancorp common stock. A participant’s election to invest in Blue Hills Bancorp common stock is irrevocable until the participant’s account balance is distributed. The portion of the participant’s account that is invested in Blue Hills Bancorp common stock will be distributed in such common stock.

Pension Plan. Blue Hills Bank maintains the Savings Banks Employees Retirement Association (“SBERA”) Pension Plan, a qualified noncontributory defined benefit plan (the “pension plan”) for employees. In October 2014, the pension plan was frozen as to all future accruals. Prior to the freeze, annual contributions to the Plan were made in order to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant is 100% vested in his or her accrued benefit under the plan after three years of service with Blue Hills Bank. Prior to the freeze of the pension plan, the basic normal retirement benefit was calculated by multiplying the participant’s average of his highest three consecutive years of service by 1.25% for each year of credited service, up to a maximum of 25 years. Additionally, the participant’s compensation in excess of the covered compensation level (as defined in the Plan) was multiplied by 0.6% and accrued for a period of 25 years.

Upon attainment of normal retirement age (age 65) or upon termination after early retirement age (age 62), a participant who is not married and has accrued benefits in excess of $5,000 will receive a life annuity for the participant’s life, unless the participant elects another form of payment. If the participant is married and the present lump sum value of his accrued benefit exceeds $5,000, the normal form of payment will be a joint and survivor annuity, with a percentage of the participant’s benefit continuing to the participant’s spouse upon the participant’s death. In the even the participant’s vested account balance is $1,000 or less, the participant will receive a cash distribution as soon as practicable. A participant’s accrued benefit is also fully vested upon the participant’s death. In the event of a participant’s death while the participant is still employed by Blue Hills Bank or dies after he retires or terminates employment but before benefit payments start, the surviving spouse will be entitled to a life annuity based on the value of the participant’s vested accrued benefit.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Blue Hills Bancorp common stock during the year ended December 31, 2014.
Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Blue Hills Bank to our executive officers and directors in compliance with federal banking regulations. At December 31, 2014, none of the directors or executive officers of the Bank or Blue Hills Bancorp had a loan outstanding with the Bank.

The Bank has made loans to immediate family members of directors and executive officers of Blue Hills Bancorp. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Submission of Business Proposals and Stockholder Nominations
Under SEC rules, Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 27, 2016. However, if next year’s annual meeting is held on a date more than 30 calendar days from September 3, 2016, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. It is expected that the Company’s annual meeting in 2016 will be held in May of 2016, and stockholder proposals will be required to be received by a reasonable time before such meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, such nominations and/or proposals must be received no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made. A copy of the bylaws may be obtained from the Company.
Stockholder Communications
The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Blue Hills Bancorp, Inc., 320 Norwood Park South, Norwood, Massachusetts 02062. Communications to the Board of Directors should be in the care of Lauren Messmore, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to George E. Clancy, the Chair of the Nominating and Corporate Governance Committee of the Board of Directors. It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Laurel Hill Advisory Group, LLC, a proxy solicitation firm, a fee of $6,500, plus expenses, to assist the Company in soliciting proxies.
The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope. You may also vote by telephone or electronically on the Internet, in accordance with the instructions on your proxy card.
BY ORDER OF THE BOARD OF DIRECTORS

Lauren Messmore
Corporate Secretary

Norwood, Massachusetts
July 24, 2015

Appendix A
BLUE HILLS BANCORP, INC.

2015 EQUITY INCENTIVE PLAN
ARTICLE 1 – GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Blue Hills Bancorp, Inc. (the “Company”), and its Subsidiaries, including Blue Hills Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable shareholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3    Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4    Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 - AWARDS
Section 2.1    General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:
(a)     Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten‑year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)     Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.
(c)     Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.
(d)    Performance Awards. A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5. A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).
Section 2.2    Stock Options.
(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
Section 2.3    Restricted Stock.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Blue Hills Bancorp, Inc. dated [Date], made pursuant to the terms of the Blue Hills Bancorp, Inc. 2015 Equity Incentive Plan, copies of which are on file at the executive offices of Blue Hills Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)     Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests. The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii)     Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)     Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4     Restricted Stock Units.

(a)        Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)    Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)     The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)     A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5    Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) (“qualified performance based compensation”) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee. The grant of any Performance Award and the establishment of performance measures that are intended to be qualified performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section. At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.
(a)    Performance Measures.  If intended to be qualified performance-based compensation, such performance measures must be based on any one or more of the following:
(i)book value or tangible book value per share;
(ii)basic earnings per share;
(iii)basic cash earnings per share;
(iv)diluted earnings per share;
(v)diluted cash earnings per share;
(vi)return on equity;
(vii)net income or net income before taxes;
(viii)cash earnings;
(ix)net interest income;
(x)non-interest income;
(xi) non-interest expense to average assets ratio;
(xii)cash general and administrative expense to average assets ratio;
(xiii)efficiency ratio;
(xiv)cash efficiency ratio;
(xv)return on average assets;
(xvi)cash return on average assets;
(xvii)return on average stockholders’ equity;
(xviii)cash return on average stockholders’ equity;
(xix)return on average tangible stockholders’ equity;
(xx)cash return on average tangible stockholders’ equity;
(xxi)core earnings;
(xxii)operating income;

(xxiii)operating efficiency ratio;
(xxiv)net interest rate margin or net interest rate spread;
(xxv)growth in assets, loans, or deposits;
(xxvi)loan production volume;
(xxvii)non-performing loans;
(xxviii)cash flow;

(xxix)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxx)any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
(b)    Adjustments. Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c)    Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162

(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability or Involuntary Termination at or following a Change in Control). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.
Section 2.6    Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting no earlier than the one year anniversary of the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), no Award granted under the Plan shall vest in less than one year from the date of grant unless due to death, Disability or Involuntary Termination following a Change in Control.
Section 2.7    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.8    Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.9.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a)    Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
(c)    Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.
(d)    Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e)    Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.
ARTICLE 3 - SHARES SUBJECT TO PLAN
Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2    Share Limitations.
(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Three Million Nine Hundred Eighty-Five Thousand Three Hundred Fifty-Four (3,985,354) shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is Two Million Eight Hundred Forty-Six Thousand Six Hundred Eighty-One (2,846,681) shares of Stock, which represents ten percent (10%) of the number of shares sold in connection with the mutual-to-stock conversion of Hyde Park Bancorp, MHC on July 21, 2014 (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is One Million One Hundred Thirty-Eight Thousand Six Hundred Seventy-Three (1,138,673) shares of Stock, which represents four percent (4%) of the number of shares sold in the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b)    Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.
Section 3.3    Limitations on Grants to Individuals.
(a)    Stock Options - Employees.  The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee pursuant to Section 3.2 shall be Seven Hundred Eleven Thousand Six Hundred Seventy (711,670), all of which may be granted during any calendar year. Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant Stock Options under Section 3.2.
(b)    Restricted Stock Awards and Restricted Stock Units - Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee Participant under the Plan shall be Two Hundred Eighty-Four Thousand Six Hundred Sixty-Eight (284,668) all of which may be granted during any calendar year. Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units.
(c)    Stock Options - Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one individual non-employee Director under the Plan shall be One Hundred Forty-Two Thousand Three Hundred Thirty-Four (142,334) all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may not receive more than Eight Hundred Fifty-Four Thousand Four (854,004) shares all of which may be granted during any calendar year. Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(d)    Restricted Stock Awards and Restricted Stock Units - Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one individual non-employee Director under the Plan shall be Fifty-Six Thousand Nine Hundred Thirty-Three (56,933) all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may not receive more than Three Hundred Forty-One Thousand Six Hundred Two (341,602) shares all of which may be granted during any calendar year. Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units.
(e)    The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4    Corporate Transactions.
(a)    General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options,

Restricted Stock Awards and Restricted Stock Units, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
(b)    Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 - CHANGE IN CONTROL
Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control, or severance agreement entered into by and between the Company and/or the Bank and an Employee:
(a)    At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination.

(b)    At the time of an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c)    In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied as of the date of the Change in Control.
Section 4.2    Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:
(a)    the sale of all or a substantial portion of the assets of the Company or the Bank to any person, group or entity;

(b)    the merger, consolidation or other business combination of the Company or the Bank with another entity, in which the Company or the Bank, as the case may be, is not the survivor of such merger, consolidation or other business combination or a majority of the board of directors or trustees or other governing body of the entity surviving or resulting from such merger, consolidation or other business combination is not composed of individuals who were serving on the board of directors of the Company or the Bank, as the case may be, immediately prior to the consummation of such merger, consolidation or other business combination; or

(c)    a change in control of the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation at 12 C.F.R. Section 303.82(b) with respect to the Bank and the Board of Governors of the Federal Reserve System (“FRB”) at 12 C.F.R. Section 225.41(b) with respect to the Company, as in effect on the date hereof.

In addition to the foregoing, and not in limitation thereof, a Change in Control shall also be deemed to have occurred if, during any period of two consecutive years, individuals who constitute the board of directors of the Company at the beginning of such two-year period cease for any reason to constitute at least a majority of the board of directors of the Company, as the case may be; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a director at the beginning of such period if such individual was elected, or nominated for election, by the board of directors of the Company, as the case may be, by a vote of at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated by such directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation within the meaning of Section 2.7 hereof, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 - COMMITTEE
Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three

Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2    Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:
(a)     the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and except with respect to Performance Awards intended to be subject to Code Section 162(m), to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.
(b)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)    The Committee will have the authority to define terms not otherwise defined herein.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5    Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 - AMENDMENT AND TERMINATION
Section 6.1    General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 - GENERAL TERMS
Section 7.1    No Implied Rights.
(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2    Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.
Section 7.3    Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6    Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal

Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8    Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.
Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10    Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13    Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the Commonwealth of Massachusetts, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)    in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or
(c)    in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17    Forfeiture Events.
(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.
Section 7.18    Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.
Section 7.19    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
ARTICLE 8 - DEFINED TERMS; CONSTRUCTION
Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
(b)    “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.
(d)    “Board” means the Board of Directors of the Company.
(e)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(i)    “Committee” means the Committee acting under Article 5.
(j)    “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
(k)    “Director” means a member of the Board of Directors of the Company or a Subsidiary.
(l)    If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(m)    “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company or a Subsidiary; (d) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
(n)    “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(o)     “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(p)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(r)    “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
(s)    “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
(t)     A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i)    a material diminution in Participant’s base compensation;
(ii)    a material diminution in Participant’s authority, duties or responsibilities;
(iii)     a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or
(iv)    in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
(u)    “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(v)    “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.
(w)    “ISO” has the meaning ascribed to it in Section 2.1(a).
(x)     “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)    “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
(z)    “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.
(aa)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(bb)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(cc)    “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
(dd)    “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the Employer’s Board of Directors under the Employer’s charter, or if there are no age limitations for serving as a Director, then age 75, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.
(ee)    “SEC” means the United States Securities and Exchange Commission.
(ff)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(gg)    “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.
(hh)    “Stock” means the common stock of the Company, $0.01 par value per share.
(ii)    “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.
(jj)    “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.
(kk)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)    The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the

Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv)    Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(v)    With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(ll)    “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)    actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)    references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)    in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)    indications of time of day mean Eastern Time;
(f)    “including” means “including, but not limited to”;
(g)    all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)    all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)    the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)    any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)    all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Blue Hills Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Brian G. Leary	☐	☐	02 - Ronald K. Perry	☐	☐	03 - Anthony (Bud) LaCava	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

024DFE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Blue Hills Bancorp, Inc.

Proxy — Blue Hills Bancorp, Inc.

Notice of 2015 Annual Meeting of Stockholders

Nutter, McClennen & Fish
Brandeis Conference Center
155 Seaport Boulevard, 5th Floor
Boston, Massachusetts 02210
Proxy Solicited by Board of Directors for Annual Meeting — September 3, 2015, 10:00 a.m., local time

The members of the official proxy committee of Blue Hills Bancorp, Inc., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Blue Hills Bancorp, Inc. to be held on September 3, 2015, 10:00 a.m., local time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as instructed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)